EXHIBIT 12
                                                                 to SCHEDULE 13D

                                JOINDER AGREEMENT


         JOINDER AGREEMENT, dated as of October 1, 2001 between METROMEDIA FIBER NETWORK, INC, a Delaware Corporation (the "ISSUER"), and the other parties signatories hereto (this "JOINDER AGREEMENT").

         A. Reference is made to that certain Warrant Agreement dated as of October 1, 2001 (as modified and supplemented and in effect from time to time, the "WARRANT AGREEMENT"), between the Issuer and Bechtel (and each assignee thereof, the "INITIAL HOLDER"). Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Warrant Agreement; and

         B. SECTION 7.01(C) of the Warrant Agreement requires that the Issuer shall deliver to the Initial Holder this Joinder Agreement executed by the Issuer, the Principal Shareholder and the Principal Shareholder Beneficial Owners.

         In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that:

         1. The undersigned: (a) is delivering this Joinder Agreement pursuant to SECTION 7.01(C) of the Warrant Agreement and (b) acknowledges receipt of a copy of the Warrant Agreement.

         2.       The undersigned hereby agrees to be bound by the provisions of
Article VII of the Warrant Agreement .



                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned has signed this Joinder Agreement as of the date first above written.


                                   METROMEDIA COMPANY


                                   By:  /s/ David Persing
                                        ---------------------------------------
                                        Name:   David Persing
                                        Title:  Senior Vice President


                                   JOHN W. KLUGE


                                  By:   /s/ John W. Kluge
                                        ---------------------------------------
                                        John W. Kluge


                                   STUART SUBOTNICK


                                   By:  /s/ Stuart Subotnick
                                        ---------------------------------------
                                        Stuart Subotnick


Acknowledged and Agreed to as
of the date first above written:

METROMEDIA FIBER NETWORK, INC.


By:  /s/ Nick Tanzi
     -------------------------
     Name:  Nick Tanzi
     Title: President & COO